Exhibit 99.1

February 1, 2024

We are pleased to provide you with information about our 2023 earnings and financial position at year end, a quarterly dividend declaration, and related information about Union Bankshares, Inc. Consolidated net income for the three months ended December 31, 2023, was $3.0 million, or $0.68 per share, compared to $3.4 million, or $0.77 cents per share, for the same period in 2022, and $11.3 million, or $2.50 per share, for the year ended December 31, 2023, compared to $12.6 million, or $2.81 per share for the year ended December 31, 2022.
Total assets were $1.5 billion as of December 31, 2023, compared to $1.3 billion as of December 31, 2022, an increase of $132.4 million, or 9.9%. Asset growth was driven by loan growth, with total loans outstanding as of December 31, 2023, at $1.0 billion, compared to $961.7 million as of December 31, 2022. Asset quality remains strong as total net charge-offs for the year ended December 31, 2023, were $4 thousand and past due loans remain very low.
Union Bankshares, Inc. had total equity capital of $65.8 million and a book value per share of $14.56 as of December 31, 2023, compared to $55.2 million and a book value of $12.25 per share as of December 31, 2022. The increase in total capital was attributable to net income of $11.3 million for 2023 and a decrease in the accumulated other comprehensive loss of $5.5 million as it relates to unrealized losses in the investment portfolio, partially offset by $6.5 million in dividends paid to shareholders.
Consolidated net income decreased $1.4 million, or 10.8%, to $11.3 million for the year ended December 31, 2023, compared $12.6 million for the year ended December 31, 2022, due to a decrease in net interest income of $1.6 million and an increase in noninterest expenses of $1.7 million.
The banking industry has experienced volatility during 2023 with concerns related to liquidity, deposit outflows,unrealized securities losses, and interest rates. Union Bank, like others, has experienced earnings pressure due to the prolonged and steep yield curve inversion. Decreases in net income were primarily driven by changes in interest rates between periods resulting in a significant impact on the Company’s funding costs due to customer expectation of higher rates on deposit accounts and increased utilization of wholesale funding. The Company continues to focus on optimization of the net interest margin, maintaining strong asset quality, and increasing market share within our footprint. The company’s financial position remains strong, supported by a diverse deposit base, a strong liquidity position, excellent asset quality, and regulatory capital considered to be “well capitalized”.
During 2023 we completed an important Information Technology initiative, converting our core computing from on-site hosting to cloud-based hosting. This will allow us to avoid future computer hardware investments and allow our IT staff to focus on customer-facing initiatives. In addition, we opened a long planned full-service branch in North Conway, New Hampshire to serve the Mount Washington Valley Region. Since opening a loan production office in North Conway in 2019 we have generated approximately $150 million in commercial loans in the region. We look forward to serving the loan and deposit needs of this active market. Both initiatives are important investments in Union Bankshares’ future.
The Board of Directors is pleased to inform you that a cash dividend of $0.36 per share has been declared for the quarter payable February 1, 2024, to shareholders of record as of January 27, 2024.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 19 banking offices, 2 loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	DEC 31, 2023	DEC 31, 2022	DEC 31, 2023		DEC 31, 2022	DEC 31, 2023	DEC 31, 2022	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(12 months ended)
								Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,429	$4,504	Interest Income	$15,416	$12,355	$57,110	$43,948
								Mary K. Parent	Kristy Adams Alfieri - Assistant Secretary
			Interest Expense	6,314	2,005	19,267	4,524	Nancy C. Putnam
Federal Funds Sold & Overnight Deposits	73,237	33,381						Gregory D. Sargent
			Net Interest Income	9,102	10,350	37,843	39,424	David S. Silverman
Interest Bearing Deposits in Banks	14,690	16,428						Janet P. Spitler
			Credit Loss Benefit	(338)	—	(499)	—
Investment Securities	265,883	251,531	Net Interest Income After Credit Loss Benefit	9,440	10,350	38,342	39,424	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	3,070	1,178
			Wealth Management Income	248	209	943	838	DIRECTORS
Loans, net	1,030,022	959,493	Noninterest Income	2,421	2,195	8,961	8,615	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(6,566)	(8,339)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,352	3,578	14,247	14,083	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,771	20,479						Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,296	1,276	5,361	5,030	Nancy C. Putnam	John M. Goodrich - Northern NH
Accrued Interest & Other Assets	63,352	57,834						Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,468,888	$1,336,489	Occupancy Expense, net	516	476	2,035	1,913	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
									Daniel J. Luneau - St. Albans
			Equipment Expense	1,008	894	3,722	3,692		Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
									David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	DEC 31, 2023	DEC 31, 2022	Other Expenses	2,458	2,269	10,004	8,912
								Union Bank Offices (ATMs at all Branch Locations)
			Total	8,630	8,493	35,369	33,630
Noninterest Bearing Deposits	$250,992	$286,145
			Income Before Taxes	3,479	4,261	12,877	15,247	VERMONT
Interest Bearing Deposits	765,689	762,722
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	288,922	153,045	Income Tax Expense	430	817	1,620	2,632	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	65,696	50,000	Net income	$3,049	$3,444	$11,257	$12,615	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,239	16,205	Earnings Per Share	$0.68	$0.77	$2.50	$2.81	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	15,543	13,152	Book Value Per Share			$14.56	$12.25	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,991	9,965						Shelburne	5068 Shelburne Road	802.985.0227
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	2,621	2,225						St. Johnsbury	Operations and Loan Center
Retained Earnings									364 Railroad Street	802.748.3131
	89,472	84,669							Branch
Accumulated Other Comprehensive Loss	(31,955)	(37,419)							325 Portland Street	802.748.3121
								Stowe	47 Park Street	802.253.6600
								Williston	Branch
Treasury Stock at Cost	(4,322)	(4,220)							31 Market St	802.878.7900
									Loan Center
Total Liabilities & Shareholders' Equity	$1,468,888	$1,336,489							31 Market St	802.865.1000
Standby letters of credit were $1,557,000 and $1,762,000 at December 31, 2023 and 2022, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	120 North-South Road	603.356.4010